UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2010

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2010, Stamps.com Inc. ("Stamps.com") issued a press release setting forth its financial results for its third quarter ended September 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The information in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2010, the Board of Directors of Stamps.com approved a one-time special $2.00 per share dividend for all of the stockholders of Stamps.com.  In order to prevent that dividend from diluting or enlarging the rights of the holders (including named executive officers) of outstanding stock options and purchase rights under certain Stamps.com employee plans, including its equity plans, in compliance with those plans the Board of Directors approved a reduction in the exercise or purchase price of affected options and rights in a manner that is both value neutral and that will not result in any additional stock-based compensation expense.  To the extent that the exercise price cannot be adjusted in this manner without adverse tax consequences, the Board of Directors approved the making of value neutral cash payments that will be expensed as compensation.  The option adjustments and cash payments will both be determined as of the ex-dividend date for the one-time special dividend.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1 Press Release of Stamps.com Inc. dated October 28, 2010 announcing Stamps.com Inc.'s financial results for its third quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

October 28, 2010	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Stamps.com Inc. dated October 28, 2010 announcing Stamps.com Inc.'s financial results for its third quarter ended September 30, 2010.